Exhibit 10.19
FLOWERS FOODS, INC.
2001 EQUITY AND PERFORMANCE INCENTIVE PLAN
2010 Nonqualified Stock Option Agreement
          WHEREAS,                                                              (the “Optionee”) is an employee of Flowers Foods, Inc. (the “Company”) or a Subsidiary (as defined below);
          WHEREAS, the grant of a stock option to the Optionee has been duly authorized by a resolution of the Committee (as defined below) duly adopted on February 9, 2010 (the “Date of Grant”); and
          WHEREAS, the option granted hereunder is intended to be a nonqualified stock option and will not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
          NOW, THEREFORE, pursuant to the Flowers Foods, Inc. 2001 Equity and Performance Incentive Plan (the “Plan”), the Company hereby grants to the Optionee an option (the “Option”) pursuant to this 2010 Nonqualified Stock Option Agreement (this “Agreement”) to purchase _________ shares of the Company’s common stock, par value $.01 per share (“Common Stock”), at the price of $25.01 per share (the “Option Price”), and agrees to cause certificates for any shares of Common Stock purchased hereunder to be delivered to the Optionee upon full payment of the Option Price, subject to the applicable terms and conditions of the Plan and this Agreement.
     1. Exercise of Option; Vesting.
          (a) Unless and until terminated as hereinafter provided, the Option will become exercisable in full on the third anniversary of the Date of Grant so long as the Optionee remains in the continuous employ of the Company or a Subsidiary until said date. For the purposes of this Agreement, the continuous employment of the Optionee with the Company or a Subsidiary will not be deemed to have been interrupted, and the Optionee will not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of (i) the termination of his employment by the Company or a Subsidiary and immediate rehire by the Company (if the Company was not the original employer) or by another Subsidiary or (ii) an approved leave of absence. To the extent that the Option will have so become exercisable, it may be exercised in whole or in part from time to time by notice in writing and payment of the Option Price; provided, however, that any such exercise may occur only once during each calendar year during the term of the Option as set forth herein.
          (b) In the event, however, that prior to the Option becoming exercisable in full the Optionee shall be demoted from the position of employment held by the Optionee on the Date of Grant to a position which would not have been eligible for a Grant pursuant to the Committee’s guidelines as of the Date of Grant, then the Optionee shall forfeit a fraction of the Common Stock, but shall be entitled to retain the remaining fraction of the Common Stock covered by the Option, subject to the provisions of this agreement, which is equal to the number of the Company’s fiscal quarters in which the Optionee is employed in the position held by the Optionee on the Date of Grant (beginning with the Date of Grant and terminating with the quarter in which or with which demotion occurs) divided by twelve. Notwithstanding the foregoing, solely for purposes of this Agreement, an apparent demotion from the position of employment held by the Optionee on the Date of Grant shall nonetheless not be deemed to constitute a demotion if the Committee so determines.
          (c) Notwithstanding the provisions of Subsection (a) of this Section, the Option will become immediately exercisable in full upon the occurrence of a Change in Control (as defined below) of the Company, or death, Disability (as defined below) or Retirement (as defined below) of the Optionee prior to the time the Option would otherwise vest hereunder. The Committee may provide for accelerated vesting of the Option in other circumstances, in its discretion.
     2. Payment of Option Price. The Option Price is payable in cash or by certified or cashier’s check or other cash equivalent acceptable to the Company payable to the order of the Company. The requirement of payment in cash will be deemed satisfied if the Optionee has made arrangements satisfactory to the Company with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell on the date of exercise a sufficient number of shares of Common Stock being purchased so that the net proceeds of the sale transaction will at least equal the aggregate Option Price and pursuant to which the bank or broker undertakes to deliver the aggregate Option Price to the Company not later than the date on which the sale transaction will settle in the ordinary course of business.
     3. Term of Option. An Option which is not, or does not become, exercisable upon the date of termination of employment with the Company will terminate as of said date. An Option which is exercisable will terminate on the earliest of the following dates:
          (a) Three (3) months after the Optionee ceases to be an employee of the Company or a Subsidiary for any reason other than Retirement, death, Disability, voluntary termination without the written consent of the Company, or termination for Cause (as defined below);
          (b) Two (2) years from the date of termination of employment because of Disability, death, or from the date of Retirement, if the Optionee becomes disabled, dies or retires while an employee of the Company or a Subsidiary;
          (c) Seven (7) years from the Date of Grant; or
          (d) The effective date of the Optionee’s termination of employment for Cause, or voluntary termination without the Company’s written consent.
          (e) Notwithstanding the provisions of Section 3(a) and 3(b), if the Optionee dies within the applicable period for exercise, the Option will expire two (2) years from the date of death.
          The Optionee shall nonetheless forfeit the entire Option if, during the applicable period for exercise Optionee enters into competition with the Company through employment with, rendering of services for compensation to, or ownership of more than five percent (5%) interest in any entity which is engaged in a business field in which the Company or any Subsidiary, is also engaged. The Committee may waive this noncompetition requirement.

     4. Restrictions on Transfer of Option.
          (a) Except as otherwise permitted by the Plan, the Option may not be transferred except by will or the laws of descent and distribution and may not be exercised during the lifetime of the Optionee except by the Optionee or the Optionee’s guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.
          (b) To the extent the Option or a portion thereof remains unvested due to a restriction of future performance of services or any other restriction, the Optionee shall not have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any unvested portion of the Option or any interest therein. As a result of the retention of rights in the Option by the Company, except as required by any law, neither any unvested portion of the Option nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or any other obligation of the Optionee, whether as a direct or indirect result of any action of the Optionee or any action taken in any proceeding, including but not limited to any proceeding under any divorce, bankruptcy or other creditors’ rights law. Any action attempting to effect a transaction of such type shall be void.
     5. Compliance with Law. The Company will make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
     6. Adjustments. The Committee may make any adjustments in the Option Price and in the number and kind of shares of stock or other securities covered by this Agreement that the Committee may determine to be equitably required to prevent dilution or enlargement of the Optionee’s rights under this Agreement that would otherwise result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (c) other corporate transaction or event having an effect similar to any of the foregoing. Furthermore, in the event of any transaction or event described or referred to in the immediately preceding sentence, the Committee may provide in substitution for any or all of the Optionee’s rights under this Agreement such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all grants so replaced.
     7. Taxes and Withholding. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by the Optionee or other person under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Optionee or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements may include additional payment in cash by the Optionee to the Company to meet the withholding requirement.

     8. No Employment Rights. The Plan and this Agreement will not confer upon the Optionee any right with respect to the continuance of employment or other service with the Company or any Subsidiary and will not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any employment or other service of the Optionee at any time.
     9. Relation to Other Benefits. Any economic or other benefit to the Optionee under this Agreement will not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any Subsidiary, unless provided otherwise in any such plan.
     10. Agreement Subject to the Plan. The Option granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this Option or its exercise.
     11. Recoupment. In the event the Committee invokes the recoupment remedy set forth in Section 25 of the Plan, Optionee will either (i) forfeit the Option or (ii) return to the Company the Common Stock received by the Optionee as a result of exercising all or a portion of the Option, or any proceeds received by the Optionee as a result of the sale of the Common Stock received by the Optionee as a result of exercising all or a portion of the Option, less the amount of consideration paid by the Optionee therefore.
     12. No Stockholder Rights. The holder of the Option shall have no stockholder rights with respect to the shares of Common Stock subject to the Option until such person shall have exercised the Option.
     13. Amendments. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Optionee under this Agreement without the Optionee’s consent.
     14. Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.
     15. Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.
     16. Governing Law. This Agreement will be construed and governed in accordance with the laws of the State of Georgia.

     17. Notices. Any notice to the Company provided for herein shall be in writing to the Company at the principal executive office of the Company, marked Attention: Corporate Secretary, and any notice to the Optionee shall be addressed to said Optionee at his or her address currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class registered mail, postage and fees prepaid, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).
     18. Certain Defined Terms. In addition to the following defined terms and terms defined elsewhere herein, when used in the Agreement, terms with initial capital letters have the meaning given such term under the Plan, as in effect from time to time.
          (a) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to the Plan, such committee or subcommittee.
          (b) “Cause” means that, prior to any termination of employment, the Optionee shall have committed an act or acts of dishonesty, moral turpitude or willful misconduct, which act or acts were intended to result in substantial personal enrichment at the expense of the Company or any Subsidiary or which have a material adverse effect on the business or reputation of the Corporation or any Subsidiary
          For the avoidance of doubt and for the purpose of determining Cause, the exercise of business judgment by the Optionee shall not be determined to be Cause, even if such business judgment materially injures the financial condition or business reputation of, or is otherwise materially injurious to the Company or any Subsidiary, unless such business judgment by the Optionee was not made in good faith, constitutes willful or wanton misconduct, or was an intentional violation of state or federal law.
          (c) “Change in Control” shall mean the occurrence during the term of any of the following events, subject to the provisions of Section 18(c)(vi) hereof:
               (i) the Company merges into itself, or is merged or consolidated with, another entity and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting entity immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former shareholders of the Company immediately prior to such transaction; or
               (ii) all or substantially all the assets accounted for on the consolidated balance sheet of the Company are sold or transferred to one or more entities or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such entity or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former shareholders of the Company immediately prior to such transaction or series of transactions; or

               (iii) a person, within the meaning of Section 3(a)(9) or 13(d)(3) (as in effect on the Effective Date of the Plan) of the Exchange Act becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Exchange Act) of (i) 15% or more but less than 35% of the voting power of the then-outstanding voting securities of the Company without prior approval of the Board, or (ii) 35% or more of the voting power of the then-outstanding voting securities of the Company; provided, however, that the foregoing does not apply to any such acquisition that is made by (w) any Subsidiary; (x) any employee benefit plan of the Company or any Subsidiary; or (y) any person or group of which employees of the Company or of any Subsidiary control a greater than 25% interest unless the Board determines that such person or group is making a “hostile acquisition;” or (z) any person or group of which the Company is an affiliate; or
               (iv) a majority of the members of the Board are not Continuing Directors, where a “Continuing Director” is any member of the Board who (x) was a member of the Board on the Effective Date of the Plan or (y) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or
               (v) the Board determines that (A) any particular actual or proposed merger, consolidation, reorganization, sale or transfer of assets, accumulation of shares of the Company or other transaction or event or series of transactions or events will, or is likely to, if carried out, result in a Change in Control falling within Subsections (i), (ii), (iii) or (iv) and (B) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of this Section 18(c), if the provisions of awards which provide for earlier exercise or earlier lapse of restrictions or conditions upon a Change in Control shall thereupon become immediately operative.
               (vi) Notwithstanding the foregoing provisions of this Section 18(c):
          (1) If any such merger, consolidation, reorganization, sale or transfer of assets, or tender offer or other transaction or event or series of transactions or events mentioned in Section 18(c)(v) shall be abandoned, or any such accumulations of shares shall be dispersed or otherwise resolved, the Board may, by notice to the Participant, nullify the effect thereof and reinstate the award as previously in effect, but without prejudice to any action that may have been taken prior to such nullification.
          (2) Unless otherwise determined in a specific case by the Board, a “Change in Control” shall not be deemed to have occurred for purposes of Section (18)(c) solely because (X) the Company, (Y) a Subsidiary, or (Z) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of the then-outstanding voting securities of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

          (d) “Committee” means the Compensation Committee of the Board, which shall consist of a committee of two (2) or more Nonemployee Directors appointed by the Board to exercise one or more administrative functions under the Plan.
          (e) “Director” means a member of the Board of Directors of the Company.
          (f) “Disability” means disability as determined under procedures established by the Committee for purposes of the Plan.
          (g) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
          (h) “Nonemployee Director” means a Director who is not an employee of the Company or any Subsidiary.
          (i) “Retirement” means termination of employment (i) on or after attainment of age 65.
          (j) “Subsidiary” means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.
     19. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to the Optionee. This Agreement and the Plan shall be administered in a manner consistent with this intent.
     20. Data Protection. By signing below, the Optionee consents that the Company may process the Optionee’s personal data, including name, Social Security number, address and number of shares of Common Stock purchased hereunder (“Data”) exclusively for the purpose of performing this Agreement, in particular in connection with the Option awarded to the Optionee. For this purpose the Data may also be disclosed to and processed by companies outside the Company, e.g., banks involved.
[Signatures appear on following pages]

          In witness whereof, the Company has caused this agreement to be executed as of the Date of Grant.

FLOWERS FOODS, INC.
By:
R. Steve Kinsey
	Title:	Executive VP and Chief Financial Officer

          The undersigned Optionee hereby acknowledges receipt of an executed original of this 2009 Nonqualified Stock Option Agreement and accepts the Option subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Signature of Optionee